UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2011, GMX Resources Inc., an Oklahoma corporation (“GMXR”), entered into a Second Amendment to Restated Loan Agreement, dated effective as of March 1, 2011 (the “Second Amendment”). The Second Amendment amends the Fifth Amended and Restated Loan Agreement dated effective as of February 2, 2011, among GMXR, Capital One, National Association, as administrative agent, arranger and bookrunner, for the Lenders (the “Agent”), BNP Paribas, as syndication agent, and Compass Bank, as documentation agent, as amended by the First Amendment dated as of February 3, 2011 (the “Restated Loan Agreement”).

The Second Amendment amended certain provisions of the Loan Agreement to (i) extend the period during which GMXR may issuance additional shares of Series B Preferred Stock under its at-the-market offering program; (ii) increase the maximum aggregate liquidation preference of such issuances to up to $62,000,000; and (iii) permit GMXR to use the cash proceeds from such issuances for general corporate and working capital purposes.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Restated Loan Agreement, dated as of March 1, 2011, among GMX Resources Inc., the Lenders named therein, Capital One, National Association, as administrative agent, arranger and bookrunner, for the Lenders, BNP Paribas, as syndication agent, and Compass Bank, as documentation agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: March 23, 2011	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Restated Loan Agreement, dated as of March 1, 2011, among GMX Resources Inc., the Lenders named therein, Capital One, National Association, as administrative agent, arranger and bookrunner, for the Lenders, BNP Paribas, as syndication agent, and Compass Bank, as documentation agent.